UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2012 (October 15, 2012)

MYOS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53298	20-8758875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927
 (Address of Principal Executive Offices)

(973) 509-0444
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On October 15, 2012, MYOS Corporation (the “Company”) entered into an offer letter (the “Offer”) with Andrew J. Einhorn, age 52, pursuant to which Mr. Einhorn will serve as the Company’s Chief Financial Officer.

Mr. Einhorn has most recently served as Executive Vice President and Chief Financial Officer of Oceana Therapeutics, Inc., a global medical device company specializing in the urology and gastroenterology therapeutic areas, from April 2008 through December 2011. From June 2005 to October 2007, Mr. Einhorn served as Executive Vice President and Chief Financial Officer of Esprit Pharma, Inc., a genito-urinary focused specialty pharmaceutical company. From May 2003 to March 2005, Mr. Einhorn served as Executive Vice President and Chief Financial Officer of ESP Pharma, Inc., an acute care focused specialty pharmaceutical company, where he oversaw the finance and accounting functions. From June 2001 to May 2003, he served as Managing Director for Credit Lyonnais Securities where his responsibilities included originating and structuring fixed income public transactions, private placements and euro-denominated debt for U.S. issuers. Mr. Einhorn previously served as Managing Director with PNC Capital Markets (1996 to 2001) and Vice President with Chase Securities and Chase Manhattan Bank (1989 to 1996). In these positions, Mr. Einhorn was responsible for financial and corporate banking activities, including debt capital market transactions, high yield bond financings, private equity transactions and international tax-effective financing. He also served as Vice President with Bankers Trust Company (1987 to 1989).  Mr. Einhorn worked as a Second Vice President for Chase Manhattan Bank (1983-1987) where he served as a loan officer.  Prior to that he was a Senior Accountant with Touche Ross & Company (1981 to 1983) where he was responsible for managing audits for healthcare and other industry clients. Mr. Einhorn is a Certified Public Accountant and a graduate of The American University where he majored in finance and accounting.

Pursuant to the terms of the Offer, Mr. Einhorn will work for the Company on a full-time basis and will receive an annual base salary of $220,000.  Mr. Einhorn will be entitled to an annual bonus of up to 100% of his annual base salary, as determined by the Company’s board of directors in its sole discretion. Upon execution of an employment agreement, Mr. Einhorn will be entitled to receive 2,000,000 shares of the Company’s common stock which will vest in four equal semi-annual installments commencing upon execution of the agreement. Each installment of shares will be subject to transfer restrictions as will be specified in the employment agreement.

The Company is currently negotiating the terms of an employment agreement with Mr. Einhorn.  Following the execution of an employment agreement, the Company will disclose the material terms thereof in an amendment to this Current Report on Form 8-K.

There are no family relationships between Mr. Einhorn and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Einhorn that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2012

MYOS CORPORATION

By:	/s/ Peter Levy
Name: Peter Levy
Title: Chief Operating Officer